SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2013

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer. On May 16, 2013, Jones Lang LaSalle Incorporated (the “Company”) announced that it has named Christie B. Kelly to be its Global Chief Financial Officer, effective July 1, 2013. She will report to Colin Dyer, President and Chief Executive Officer, and join the firm’s Global Executive Committee. She replaces Lauralee Martin, who has maintained the CFO role since becoming the Chief Executive Officer for our Americas business in January.

Ms. Kelly, 52, has over 25 years of experience ranging from financial planning and strategic development to senior leadership roles in financial management, mergers and acquisitions, information technology and capital transactions. She most recently has served as the Chief Financial Officer of Duke Realty Corporation since 2009. Duke Realty is a leading U.S. real estate investment trust (REIT) specializing in the ownership, management and development of bulk industrial facilities, medical office properties and suburban office buildings. Prior to joining Duke Realty, Ms. Kelly served as Senior Vice President of the Global Real Estate Group at Lehman Brothers from 2007 to 2009. Before that, she was employed by General Electric Company from 1983 to 2007 and served in numerous finance and operational financial management positions in the United States, Europe and Asia that included responsibility for mergers and acquisitions, process improvements, internal audit and enterprise risk management.

Ms. Kelly earned a B.A. in Economics from Bucknell University in 1983. She is a member of the Board of Directors at Butler University Business School, the Board of Directors of National Bank of Indianapolis and Kite Realty, the Inclusion and Diversity Committee of Finance Executives International and Park Tudor School Trust. She has been recognized as one of the Women of Influence by the Indianapolis Business Journal.

The full text of the press release announcing Ms. Kelly’s appointment is furnished as Exhibit 99.1 to this Report.

There are no arrangements or understandings between Ms. Kelly and any other person pursuant to which Ms. Kelly was elected as an officer. Neither Ms. Kelly nor any related person of Ms. Kelly has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Ms. Kelly is not related to any of the executive officers or directors of the Company.

(e) Compensatory Arrangements. On May 15, 2013, the Company entered into a letter agreement (an “Agreement”) with Ms. Kelly. The Agreement, the principal terms and conditions of which are described below, is intended to confirm certain compensation and other matters. The Agreement is being filed as Exhibit 10.1 to this Report and is incorporated hereby reference in its entirety.

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•	During her employment, the Company will compensate Ms. Kelly with a base salary (Base Salary) at the rate of US$400,000 per annum. The level of her Base Salary will remain in effect through December 31, 2014, after which it shall be subject to consideration and approval by the Compensation Committee of the Board of Directors of the Company (the Compensation Committee) in accordance with the procedures it establishes from time to time with respect to the establishment of executive compensation and based on her individual performance, the financial performance of the Company and market considerations generally.

•	During her employment, Ms. Kelly shall be eligible to receive an annual incentive bonus (Annual Bonus) pursuant to the Company’s annual bonus program. Her target Annual Bonus amount shall be US$2,200,000, to be pro-rated for the remainder of the calendar year 2013 according to that portion of the year she has worked for the Company based on her actual employment commencement date, and shall be paid by March 31, 2014 at the same time as the Company generally pays annual bonuses. A portion of each Annual Bonus, as determined by the Compensation Committee, will be delivered in the form of restricted stock units. To make her whole for the amount of the annual bonus for 2013 that she will have forfeited at her prior employer, in addition to the above amount the Company will also pay her, at the same time, the amount of US$280,000, which reflects the expected amount of her annual bonus at her previous employer pro-rated for the expected portion of 2013 that she will not have worked for the Company based on her anticipated employment commencement date.

The payment of each target Annual Bonus shall be subject to approval by the Compensation Committee, and shall be paid, to the extent thereof, subject to year to year variations. Factors included in considering Ms. Kelly’s individual Annual Bonus awards include, without limitation, her performance against specific objective and subjective standards that will be developed between her and the Chief Executive Officer in accordance with the Company’s Individual Performance Management Program (known as IPMP), subjective evaluation by the Compensation Committee and the overall performance of the Company. A consideration of these factors may lead to her receiving more than, or less than, her target Annual Bonus amount.

It is the Company’s policy to consider bonuses annually. To earn and be paid an Annual Bonus, individuals must generally be employed by the Company on the date that Annual Bonuses are paid. If Ms. Kelly leaves the firm voluntarily for any reason prior to the date that bonuses are paid or if her employment is terminated for cause in the Company’s discretion, she will not be paid any part of her Annual Bonus, pro rata or otherwise.

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•	As a member of the Global Executive Committee, Ms. Kelly will be a participant in the GEC Long-Term Incentive Plan, as it may be amended from time to time (the GEC LTIP). Her participation level will be a 15% share of the GEC LTIP opportunity. She will be eligible for her first payment in 2014 based on 2013 results, to be pro-rated according to that portion of the year she has worked for the Company based on her actual employment commencement date.

•	To compensate for the loss of potential compensation benefits that Ms. Kelly will realize by leaving her present employer, the Company will provide her with the following additional consideration:

1)	Restricted stock units (RSUs) equivalent to US$1,000,000 upon the date she joins the Company. The number of underlying shares represented by the RSU award will be determined based on the fair market value of the Company’s stock at the close of trading on the award date. Vesting of the RSU award will occur 50% on the third anniversary of the employment commencement date and the remainder vesting on the fifth anniversary of the employment commencement date, subject to other terms contained in our standard RSU award agreement used for employee rewards.

2)	At Ms. Kelly’s election to be made prior to the employment commencement date, either (i) promptly after the employment commencement date, a US$600,000 cash contribution to the Company’s deferred compensation plan for her benefit that vests on the first anniversary of the employment commencement date, or (ii) a cash payment to her on or soon after the first anniversary of the employment commencement date.

3)	At Ms. Kelly’s election to be made prior to the Employment Commencement Date, either (i) promptly after the Employment Commencement Date, a US$400,000 cash contribution to the Company’s deferred compensation plan for her benefit that vests on the second anniversary of the Employment Commencement Date, or (ii) a cash payment to her on or soon after the second anniversary of the Employment Commencement Date.
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In the event of her termination by us without Cause (as defined in Appendix A) prior to the date of vesting of any of the above amounts, the RSUs will automatically vest and the cash payments shall vest and/or be made in full. If she voluntarily terminates employment without Good Reason (as defined in Appendix A) prior to the date of the vesting of any of the above payments, however, she will forfeit any unvested RSU awards and cash payments.

In the event of her termination by the Company for Cause before the first anniversary after the vesting or her receipt of the US$600,000 cash payment provided for above, then she will promptly repay such amount to the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

10.1	Letter Agreement dated May 15, 2013 between Jones Lang LaSalle Incorporated and Christie B. Kelly

99.1	Press Release dated May 16, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2013	JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
	Name:	Mark J. Ohringer
	Title:	Executive Vice President, Global General Counsel and Corporate Secretary

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EXHIBIT INDEX

10.1	Letter Agreement dated May 15, 2013 between Jones Lang LaSalle Incorporated and Christie B. Kelly

99.1	Press Release dated May 16, 2013

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